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                                                                   Exhibit 10.51

                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT
                                 by and between
                           I.C. ISAACS & COMPANY, INC.
                                       and
                                 THOMAS ORMANDY

         THIS AMENDMENT NO. 2, dated as of February 11, 1999, is made a part of that certain EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), dated as May 15, 1997, and as amended by Amendment No. 1 thereto dated as of August 27, 1998, by and between I. C. Isaacs & Company, Inc. (the "Company"), and Thomas Ormandy (the "Executive"). It is intended by the parties that the terms of this Amendment No. 2, to the extent that they are more specific than the terms contained in the Agreement, or to the extent that they should conflict with the terms contained in the Agreement, shall supersede the terms of the Agreement. Section numbers utilized in this Amendment No. 2 correspond, where applicable, to section numbers used in the Agreement.

                              W I T N E S S E T H:

         Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, the parties hereto agree as follows:

         1. Paragraph 3 is hereby restated in its entirety as follows:

         3. BASE SALARY. The Executive's base salary for each Employment Year under this Agreement (May 15, 1997 through May 15, 2000) shall be at the rate of Two Hundred Sixty-Two Thousand Five Hundred Dollars ($262,500) per annum. Such base salary shall be increased to Three Hundred Thousand Dollars ($300,000) per annum for the remaining term of this Agreement after the Company achieves positive net earnings in two consequtive fiscal quarters. Such base salary may also be increased based on periodic reviews by the Compensation Committee of the Board of Directors. The Executive's base salary shall be paid throughout the year, in accordance with normal payroll practices of the Company.


         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 on the date first above written.




ATTEST:                                     I.C. ISAACS & COMPANY, INC.



  /s/ Eugene C. Wielepski                   By:    /s/ Robert J. Arnot
-------------------------------                 --------------------------------
Secretary                                       Robert J. Arnot, CEO


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WITNESS:                                             EXECUTIVE


  /s/ Robert J. Arnot                       By:    /s/ Thomas Ormandy
-------------------------------                 --------------------------------
                                                 Thomas Ormandy




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